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                                                                     EXHIBIT 3.1
                                                                     -----------

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                              ACCESS HEALTH, INC.

     Access Health, Inc., a Delaware corporation, hereby certifies that:

     1. The name of the Corporation is Access Health, Inc. The original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on July 6, 1990. The name under which the Corporation was originally incorporated was "Access Health Marketing, Inc."

     2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate Incorporation of the Corporation.

     3. This Amended and Restated Certificate of Incorporation has been duly approved and adopted by the Board of Directors and the stockholders of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

     4. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of this Corporation, as heretofore amended and supplemented, is hereby amended and restated to read in its entirety as follows:


                                      " I

     The name of the Corporation is Access Health, Inc. (the "Corporation").

                                      II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                      III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      IV

     This Corporation is authorized to issue two classes of shares, designated "Common Stock", $.001 par value, and "Preferred Stock", $.001 par value. The total number of shares which this Corporation is authorized to issue is 80,000,000. The number of shares of Preferred Stock which this Corporation is authorized to issue is 5,000,000. The number of shares of Common Stock which this Corporation is authorized to issue is 75,000,000.
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     The Preferred Stock may be issued from time to time in one or more series.
The Board of Directors is expressly granted, to the fullest extent permitted by law, the authority to fix, alter, or rescind by resolution or resolutions the rights, preferences, qualifications, limitations and restrictions of any unissued series of Preferred Stock including, without limitation, the power to specify the number of shares of any series. Within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing or specifying the number of shares constituting any series of Preferred Stock, the Board of Directors is expressly granted the authority to increase or decrease (but not below the shares of any such series outstanding) the number of shares of any series subsequent to the issuance of shares in the series. In case the number of shares of Preferred Stock of any series shall be so decreased, the shares of Preferred Stock constituting such decrease shall resume the status of authorized but unissued shares with the series, rights, preferences, qualifications, limitations and restrictions to be determined by the Board of Directors. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding in addition to any shares of any series of Preferred Stock reserved for issuance under any option granted by the Corporation) by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, and by the affirmative vote of the holders of a majority of the outstanding shares of the Preferred Stock.

                                       V

     The Corporation is to have perpetual existence.

                                      VI

     Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins.

                                      VII

     Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                                     VIII

     The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                       IX

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                      -2-
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                                       X

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Neither any amendment nor repeal of this Tenth Article, nor the adoption of any provision of this amended Restated Certificate of Incorporation inconsistent with this Tenth Article, shall eliminate or reduce the effect of this Tenth
Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Tenth Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                      XI

     At the election of directors of the Corporation, each holder of stock of any class of series shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them as he may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

                                      XII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                     XIII

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                      XIV

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

                                      -3-
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     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed this 18th day of November, 1996.


                                  ACCESS HEALTH, INC.


                                  By:   /s/ Thomas E. Gardner
                                        ---------------------------
                                  Thomas E. Gardner, President



ATTEST:


/s/ Julie A. Brooks
---------------------------------
Julie A. Brooks, Secretary

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